SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment 1 to
FORM SB-2
Registration Statement
Under the Securities Act of 1933

GLOBALINK, LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    Nevada                                                applied for
(State or other jurisdiction   (Primary Standard       I.R.S. Employer
   of incorporation or      Industrial Classification   Identification
     organization)                Code Number)              Number)

                                              Robin Young
#202 ? 426 Main Street                      #202 ? 426 Main Street
Vancouver, B.C. V6A 2T0                   Vancouver, B.C. V6A 2T4
(Address, and telephone number)                 604-828 8822
                                          (Name, address and telephone
                                         number of principal executive
                                         offices) of agent for service)

                         Copies to:
                   Ms. Jody Walker ESQ.
                 7841 South Garfield Way
                    Littleton, CO 80122
             Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED         PROPOSED
SECURITIES TO BE         BEING      MAXIMUM           MAXIMUM      AMOUNT OF
REGISTERED               REGISTERED OFFER PRICE      AGGREGATE    REGISTRATION
                                    PER SHARE        OFFER PRICE      FEE(2)
Common Stock       10,000,000  $.50      $5,000,000  $588.50
Common Stock(1)     1,250,000  $.50      $  625,000  $ 73.56
                   ---------            ----------  --------
Total              11,250,000  $.50      $5,625,000  $662.06

(1) Represents common stock being registered on behalf of Selling
     Security Holder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a), (c) and (g) under the Securities Act of 1933, as amended.

   The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated October 15, 2006 [SUBJECT TO COMPLETION]

Up to 10,000,000 common shares at $.50 per common shares, and
1,250,000 common shares on behalf of selling security holders of Globalink, Ltd.

We are registering 10,000,000 common shares for the aggregate offering price of $5,000,000 and 1,250,000 common shares on behalf of selling security holders. We will not receive any cash or other proceeds in connection with the subsequent sale by the selling security holders.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2007. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

There is no market for our securities. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts. No one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

The 1,250,000 common shares included in this prospectus may be offered and sold directly by the selling security holders. The selling security holders must sell at a fixed price of $.50 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices. We will not control or determine the price at which a selling security holder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

Prospectus summary                                                          5
Risk Factors                                                                6
   -  Our auditors have expressed a going concern opinion
   -  We cannot offer any assurance as to our future financial results
   -  The cost to develop the internet travel web site
   -  Our operating results may fluctuate due to a variety of factors
   -  System failure could prevent access to our website
   -  We have no employees and are largely dependent upon our officers
   -  Future governmental regulation, privacy concerns and regulations
   -  The ability to continue our business is dependent on our ability to sell our shares
   -  We do not have a public market for our securities
   -  Your vote will not affect the outcome of any shareholder vote
   -  We do not meet the requirements for our stock to be
        quoted on NASDAQ, AMEX, or any other senior exchange
   -  The initial price of $.50 may have little or no relationship to market price
   -  Future sales by our stockholders could cause the stock price to decline
   -  We are dependent on Robin Young, Ben Choi and Daniel Lo, key management personnel and other directors later appointed.
   -  Our major competitors could cause negative impact on our revenues
   -  The selling shareholders may have liability because of their status as underwriters
Forward Looking Statements                                                 12
Selling Security Holders                                                   13
Business                                                                   13
Use of proceeds                                                            17
Dilution                                                                   19
Dividend policy                                                            21
Determination of offering price                                            21
Management's discussion and analysis of financial
  condition and results of operations                                      21
Management                                                                 25
Security Ownership of Certain Beneficial
   Owners and Management                                                   26
Certain Relationships and Related Transactions                             27
Description of capital stock                                               28
Shares eligible for future sale                                            28
Plan of distribution                                                       29
Disclosure of Commission position on indemnification                       31
     for Securities Act liabilities
Market for common equity and related stockholder matters                   32
Experts                                                                    32
Legal Proceedings                                                          32
Legal Matters                                                              32
Where you can find more information                                        33

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Globalink               Globalink?s executive offices are located
at 426 Main Street, #202, Vancouver, B.C. V6A
2T4 and its telephone number is 604-828-8822.

Globalink was formed on February 3, 2006.

Operations.             Globalink is a development stage company with no
operations or revenue.

Globalink intends to develop and operate an internet hotel booking website to provide online hotel booking services for leisure and small business travelers as well as travel agencies. Globalink began its website investigation and preliminary work on the website at inception. The website is still in development. Globalink expects the website will be developed by February 2007 and profitable operations may be achieved by the end of 2007.

Globalink?s directors also serve as our
officers. Presently Globalink does not have any employees and each officer will devote a maximum of fifteen hours per week to Globalink.
Two of the officers have not had any experience in developing and running a website.

Common stock
Outstanding.            3,750,000

Common Shares being
   Offered              10,000,000

Common shares being
  registered on
  behalf of selling
  security holders      1,250,000

No minimum offering
  Amount                There is no minimum offering amount.  We need
to raise a minimum of $315,000 to continue minimum operations for the next twelve months.
This will permit completion of the basic website, marketing exposure, minimal working staff and minimal office equipment.

To establish revenue generating operations, we will need to raise $625,000. A significant amount of these funds will be used for marketing and website updating expenses.

If Globalink is unable to raise sufficient funds to establish minimum operations, the officers and directors will attempt to complete the basic website and maintain an administrative office with their own funds. At the same time, Globalink will pursue all other sources of financing, either debt or equity financing.

Offering Period.        The primary offering will commence on the
effective date of this prospectus and will terminate on or before December 31, 2007. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Sales by Selling
Security Holders        The selling security holders must sell at a fixed
price of $.50 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

We are registering common shares on behalf of the selling security holders in this prospectus. We will not receive any cash or other proceeds in connection with the subsequent sales. We are not selling any common shares on behalf of selling security holders and have no control or affect on the selling security holders.

Market for our
common stock.           Our common stock is presently not traded on any
market or securities exchange and we have not applied for listing or quotation on any public market. We can provide no assurance that there will ever be an active market for our common stock.


Risk Factors

Globalink's business is subject to numerous risk factors, including the following.

1.   Our auditors have expressed a going concern issue that notes
Globalink's need for capital and/or revenues to survive as a business. You may lose your entire investment.

Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any revenues and will continue to incur losses. You may lose your entire investment.

2. We have not received any income from operations to date and future financial results are uncertain. You may lose your entire investment.

We cannot assure you that Globalink can operate in a profitable manner. To date, we have an accumulated deficit of $(32,017) as of August 31, 2006. We have not received any income from operations to date and future financial results are uncertain. Our management and directors have been providing minimal financial support to Globalink, and this support may be withdrawn at any time. Even if we obtain future revenues sufficient to commence operations, increased marketing expenses would adversely affect liquidity of Globalink.

3. We need to raise a minimum of $315,000 to continue minimum operations for the next twelve months and $625,000 to establish revenue generating operations. We may never conduct profitable operations and you may lose your entire investment.

Because we are developing the hotel booking website and we have not generated any revenues since our incorporation, we will continue to incur operating expenses without revenues until our website is fully functional. We need to raise a minimum of $315,000 to continue minimum operations for the next twelve months. This will permit completion of the basic website, marketing exposure, minimal working staff and minimal office equipment.

To establish revenue generating operations, we will need to raise
$625,000. A significant amount of these funds will be used for marketing and website updating expenses. If we are unable to raise the required amounts, we may never conduct profitable operations and you may lose your entire investment.

4. Our operating results may fluctuate due to a variety of factors and are not a meaningful indicator of future performance.

      We expect to experience significant fluctuations in our future operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results including but are not limited to:
   - Our ability to develop and complete the hotel booking website.
   - Our ability to attract customer to use our web site and maintain user satisfaction;
   - Our ability to attract hotel suppliers to post their hotel rooms in our web site.
   - Our ability to maintain our projected 10% commission profit from the hotel suppliers.
   - Our ability to hire and train qualified personnel.
   - Our ability to resolve any technical difficulties and system downtime or Internet disconnection.

   - Governmental regulations on use of Internet as a tool to conduct business transaction.
   - Change of customer?s acceptance to use Internet to book hotel rooms.

5. System failure could prevent access to our website and harm our business and adversely affect the results of our operation.

Our web site is stored in the servers. The servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and complete orders. Our computer systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake and similar events. We do not presently have redundant systems or a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate for foregoing losses that may occur. The occurrence of any of the foregoing risks could have a material adverse effect on our business, prospects, financial conditions and results of operations.

6. We face intense competition and some of our competitors have greater financial, technical and human resources than us.

The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, and we expect that the competition will intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost. We believe while we currently may have disadvantages in this market, the growth of this market is able to allow us to take a market share if we can maintain reliable, fast response and quality service to our customers and hotel suppliers.

Our competitors are well established, substantially larger and have substantially greater market recognition, greater resources and broader capabilities than we have. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by Globalink may have a material adverse effect on our business, prospects, financial condition and results of operations.

7. We have no employees and are largely dependent upon our officers, who have limited time to devote to our business and limited website and information technology experience to develop our business.

We currently have no employees. We rely heavily upon our president and director, Robin Young, our secretary and director Daniel Lo and our treasurer and director, Ben Choi. All three officers maintain outside employment and have limited time which they can devote to the matters of Globalink. They can contribute a maximum of 15 hours each per week on Globalink?s matters until such time our operations warrant full-time paid employment resources. As a result, our officers may not have the time and the experience to successfully conduct our operations.

8. Future governmental regulation, privacy concerns and regulations affecting the Internet could increase our costs, decrease demand for our services or curtail our operations.

We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to or commerce on the Internet. However, due to the increasing popularity and use of the Internet, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governmental organizations, and it is possible that a number of laws or regulations may be adopted with respect to the Internet relating to issues such as user privacy, taxation, infringement, pricing, quality of products and services and intellectual property ownership. The adoption of any laws or regulations that have the effect of imposing additional costs, liabilities or restrictions relating to the use of the Internet by businesses or consumers could decrease the growth in the use of the Internet, which could in turn decrease the demand for our Internet access, and e-commerce and direct marketing services, increase our cost of doing business, or otherwise have a material adverse effect on our business. Moreover, the applicability to the Internet of existing laws governing issues such as property ownership, copyright, trademark, trade secret, obscenity, libel and personal privacy are uncertain and developing. Any new legislation or regulation, or application or interpretation of existing laws, could have a material adverse effect on our business.

9. Even if our website becomes fully operational, we may never obtain profitable operations.

The crucial factors to make our hotel booking website successful require the fully functional hotel booking website, many hotels choices, and customer interest to use our user-friendly web site to book hotel rooms.

We cannot assure you that we will be able to generate enough interests from the hotel suppliers and the customers to use our website. Even if we generate customer use of this web site to book hotel rooms, if the transaction order is little, our hotel booking web site will not generate enough profit to maintain the overhead and at the end the hotel booking web site may be closed. We may never obtain profitable operations.

10. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. We are not listed on the pink sheets or the NASD Over-The-Counter Bulletin Board. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

11. The tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock would be restricted even after public listing if Globalink?s common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $.50 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that Globalink?s common stock may become subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

12. The initial prices of $.50 may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined without regard to the book value or market value of the common shares. The initial prices may have little or no relationship to the market price.

13. Future sales by our stockholders could cause the stock price to decline.

Prior to the offering, there has been no market for our common stock. No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

14. We will rely on the value of our brand and the costs of maintaining and enhancing our brand awareness will increase.

We believe that maintaining and expanding our brand is an important aspect of our efforts to attract and expand our user and advertiser base. We also believe that the importance of brand recognition will increase due to the relatively low barriers to entry. We will spend increasing amounts of money on, and devote greater resources to advertising, marketing and other brand-building efforts to enhance consumer awareness of the Globalink brand. We may not be able to successfully maintain or enhance consumer awareness of the Globalink brand and, even if we are successful in our branding efforts, such efforts may not be cost-effective. If we are unable to maintain or enhance customer awareness of the Globalink brand in a cost effective manner, our business, operating results and financial condition would be harmed.

15. The successful operation of our internet hotel room booking business depends upon the supply of critical hotel rooms from different hotel entities and any interruption in that supply could cause service interruptions or reduce the quality of our product and service offerings.

We depend upon third parties, to a substantial extent, for several critical elements of our business, including various technology, infrastructure, content development, software and distribution components.

We rely on private third-party providers for our principal Internet connections, co-location of a significant portion of our data servers and network access. Any disruption in the Internet or network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could significantly harm our business, operating results and financial condition. Any financial difficulties for our providers may have negative effects on our business, the nature and extent of which we cannot predict. - - -

Furthermore, we depend on hardware and software suppliers for prompt delivery, installation and service of servers and other equipment to deliver our products and services. Any errors, failures, interruptions, or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with user customers and hotel suppliers and adversely affect our brand and our business and could expose us to liabilities to third parties.

16.  We may be subject to legal liability for online services.

We will host a wide variety of services that enable hotel suppliers and customers to book the hotel rooms.

To the present date we have had no claims against Globalink, however it is possible that, if any information provided directly by us contains errors or is otherwise negligently provided to users, third parties could make claims against us. For example, we will offer Web-based website management services, which expose us to potential risks, such as liabilities or claims resulting from lost or misdirected messages or transactions, illegal or fraudulent use of order processes, or interruptions or delays in transaction notification. Investigating and defending any of these types of claims is expensive, even to the extent that the claims do not ultimately result in liability.

20. Technological or other assaults on our service could harm our business.

We are vulnerable to coordinated attempts to overload our systems with data, resulting in denial or reduction of service to some or all of our users for a period of time. Although there have been no known attempts to overload or assault our network, any such event could reduce our revenue and harm our operating results and financial condition.

23. Companies such as Yahoo, Hotels.com, Expedia.com may have a competitive advantage because they have greater access to content, maintain billing relationships with more customers and have access to established distribution networks.

There are various competitors who allow vendors to sell their items such as hotel bookings online including Yahoo, Hotels.com, Expedia.com. Although most charge ongoing fees including monthly fees and transaction fees, they have an established customer base and instant market recognition. These competitors have greater access to content and maintain billing relationships with more customers and have access to established distribution networks.


                 Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Globalink, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Globalink, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


                      Selling Security Holders

Globalink shall register pursuant to this prospectus 1,250,000 common shares currently outstanding for the account of the following selling security holders. The percentage owned prior to and after the offering reflects all of the then outstanding common shares.

The amount and percentage owned after the offering assumes the sale of all of the 10,000,000 common shares being offered and all of the common shares being registered on behalf of the selling security holders.

Name                      Amount   Total Number  % Owned      Number of     % Owned
                          Being       Owned      Prior to    Shares Owned    After
                       Registered   Currently    offering   After offering  offering
Robin Young             250,000     750,000          20%       500,000          3.6%

Ben Choi                250,000     750,000          20%       500,000          3.6%

Daniel Lo               250,000     750,000          20%       500,000          3.6%

Barry Phillips          250,000     750,000          20%       500,000          3.6%

Petula Wong             250,000     750,000          20%       500,000          3.6%

Robin Young, Ben Choi and Daniel Lo are officers and directors of Globalink.


Business

General

Globalink has not had any operations since inception. Globalink was incorporated in Nevada on February 3, 2006.

Operations

Globalink intends to develop and operate an internet hotel booking website to provide online hotel booking services for travel agencies, leisure and small business travelers. This hotel booking website will feature traveler oriented interfaces which will allow travel agencies and travelers to make reservation for the hotel accommodation online. The site will provide easy access to the description of the hotel and real time rates with availability of access 24 hours a day and 7 days a week. The customers can book and confirm their hotel rooms instantaneously from anywhere in the world. This hotel booking website will offer one-stop updated hotel booking and reservation services.

- - -
The peak season in hotel booking is from November to March and from July to September every year. - - -

We will first attract the local customers and hotel suppliers to our Internet hotel booking web site. We will provide a vendor marketplace for the hotel vendors to log in and allow them to post their available hotel rooms & prices on the website. An interface will be provided to each hotel listing their rooms with us so that the hotel management can upload daily the latest rates and latest availability of rooms onto the website.

To encourage more hotels to utilize this website, we will waive the membership fee for the hotels to join into this network. We will only charge approx. 10% commission from the hotels if the booking transaction takes place in this hotel booking web site.

The customer and business travelers will be able to login to the website to search for the hotel room availability, real-time pricing, hotel information, hotel reservation, and hotel confirmation. Each customer will have their own account to keep track of his travel information.

The web site will provide special hot deals and travel packages to the customers. For the return customers, the award points will be earned and credited to their accounts. Discount voucher and free hotel room will be awarded when their points reach the reward level.

In order to make our web site a comfortable place for the customers and hotel vendors to use, we will build an underlying technology infrastructure that enables the transactions through our websites to be processed in a quick, reliable, scalable and secure environment.

   Competition. The online commerce market, particularly over the Internet, is new, rapidly evolving and intensely competitive, and we expect that the competition will intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost. We believe while we currently may have disadvantages in this market, the growth of this market is able to allow us to take a market share if we can maintain reliable, fast response, and quality service to our customers and hotel suppliers.

We will compete on the basis of ease of use, pricing and customer preference. Our competitors are well established, substantially larger and have substantially greater market recognition, greater resources and broader capabilities than we have. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by Globalink may have a material adverse effect on our business, prospects, financial condition and results of operations.

Marketing Strategy

Our objective is to make this internet hotel booking web site to gain a market presence and become one of the leading online hotel booking web sites in local and international markets with time.

In order to achieve our objective, we need to meet the following events or milestones in the next twelve months:

   - We must complete the internet hotel booking web site within six months. The activities include purchasing and putting into place the necessary electronic infrastructure to support our website; developing the software and programs to operate both our website and our referral database; and testing and fine tuning the functionality of our website.

   - We must promote our website. We will pursue an aggressive brand awareness strategy which includes a substantial advertising presence in the media, such as newsprints, online media, and radio and television as well as public billboards. We need to attract an increasingly number of customers to use our web site.

   - Another major crucial factor to make this web site a success is the strong relationship with the hotel suppliers. We will work closely with the hotel suppliers to give us input to design the easy tools to facilitate suppliers' entry of pricing, availability and description information directly into our marketplace.

We intend to first sign up at least few hotel suppliers to use our hotel booking website after the completion of site. Our directors and officers have contacted a few hotel suppliers locally to solicit their interests in using our hotel booking web site. Based on their meetings and discussions with these travel suppliers, we believe that the hotels and the booking agents will use our online services because they are using traditional hands on operations and not currently online, so through discussions they have expressed an interest to get online with us.


We plan to place the underlying infrastructure and functionality to our websites. The stability of the backbone of the website is important to prevent and minimize the down-time of the web site. Any down-time may cause us to loss the customers and the confidence of the hotel suppliers. It will substantially affect the company and may impair our operation. We will also establish a reliable system to verify the transaction order, providing a comfortable place for the customers and the hotel suppliers to use.

For the first year of operation, the marketing costs will depend on the amount of funding raised in this offering. We need to raise $625,000 to establish revenue generating operations. To achieve brand awareness, we intend to allocate the following amounts:

   - If $625,000 is raised, we will allocate $125,000 for market and advertising which will consist of minimal local exposure through billboards, television and radio spots, news media and travel magazines.

   - If $1,250,000 is raised, we will allocate $300,000 for market and advertising which will consist of local exposure through billboards, television and radio spots, news media and travel magazines. Additionally, we can launch separate marketing schemes to different populated cities, not necessarily in the same country.

   - If $2,500,000 is raised, we will allocate $563,000 for marketing and brand exposure which will include local exposure through billboards, television and radio spots, news media and travel magazines. Additionally, we will launch separate marketing schemes to one or two affluent cities outside of the United States.

   - If the total offering amount is raised, we will allocate $1,200,000 for marketing and brand exposure which will include local exposure through billboards, television and radio spots, news media and travel magazines. Additionally, we will increase our brand awareness in additional cities

Employees

We presently have no full-time employees and no part-time employees. We intend to enter into employment agreements with our officers after successful completion of this offering. Terms and conditions of these agreements have not yet been determined.

Reports to Security Holders

After the effective date of this registration statement, we will file a Form 8a to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we are not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. Globalink will be an electronic filer and our filings will be available on the EDGAR system.

Properties

Our executive offices of approximately 600 square feet are located at 426 Main Street, 2nd Floor, Vancouver, B.C., V6A 2T4. We have a signed sublease for the property with the main tenant with freedom to vacate as desired.


Use of Proceeds

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Globalink to fund our operations. We estimate at least $315,000 will be required to maintain minimal operations for the next twelve months. We will be attempting to raise up to $5,000,000 from the sale of our common shares. These proceeds will be used as follows:

Total Proceeds            $5,000,000      $2,500,000      $1,250,000
Offering Expenses             14,339          14,339          14,339
                          ----------      ----------      ----------
Net Proceeds              $4,985,661      $2,485,661      $1,235,661
Funding Period (months)        24              18              12
General & Administrative   1,760,000       1,320,000         665,000
Website R&D                  500,000         350,000         150,000
Servers/Hardware             210,000         100,000          80,000
Marketing & Advertising    1,200,000         563,000         300,000
Miscellaneous Expenses       163,661          50,661          18,661
Contingencies                250,000          50,000          18,000
Reserve for Expansion        902,000          52,000           4,000
                          ----------     ----------       ----------
Net Proceeds Expended     $4,985,661      $2,485,661      $1,235,661

Total Proceeds            $  625,000      $  315,000
Offering Expenses             14,339          14,339
                          ----------      ----------
Net Proceeds              $  610,661      $  300,661
Funding Period (months)        12              12
General & Administrative     400,000         225,000
Website R&D                   50,000          30,000
Servers/Hardware              30,000          20,000
Marketing & Advertising      125,000          20,000
Miscellaneous Expenses         5,661           5,661
Contingencies                      0               0
Reserve for Expansion              0               0
                          ----------      ----------
Net Proceeds Expended     $  610,661      $  300,661

If we raise less than the $2,500,000, we shall down-size our operation decrease the amount of funds used for the other categories as needed to a 12-month operating period. We will also decrease the amounts allocated for general and administrative expenses.

The estimated in general and administrative expenses is as follows:

Funding level
$5,000,000              Salaries         $ 1,200.000
         Office overhead      280,000
         Travel               120,000
         Legal                160,000
                                          ----------
                                         $ 1,760,000

$2,500,000              Salaries         $   900,000
         Office overhead      240,000
         Travel                80,000
         Legal                100,000
                                          ----------
                                         $ 1,320,000

$1,250,000              Salaries         $   470,000
         Office overhead      100,000
         Travel                50,000
         Legal                 45,000
                                          ----------
                                         $   665,000

$  625,000              Salaries         $   295,000
         Office overhead       65,000
         Travel                15,000
         Legal                 25,000
                                          ----------
                                         $   400,000

$  315,000              Salaries         $   150,000
         Office overhead       50,000
         Travel                10,000
         Legal                 15,000
                                          ----------
                                         $   225,000

The breakdown of salaries for the significant levels of salary allocation is as follows:

Funding level         Projected Employees         Salary plus benefits

$5,000,000            Executive Managements           $  500,000
                      Accounting & Admin. staffs         150,000
                      Programmer/data entry staffs       250,000
                      Marketing staffs                   300,000
                                                       ---------
                                                      $1,200,000

$2,500,000            Executive Managements           $  350,000
                      Accounting & Admin. staffs         100,000
                      Programmer/data entry staffs       200,000
                      Marketing staffs                   250,000
                                                       ---------
                                                      $  900,000

$1,200,000            Executive Managements           $  180,000
                      Accounting & Admin. staffs          70,000
                      Programmer/data entry staffs       120,000
                      Marketing staffs                   100,000
                                                       ---------
                                                      $  470,000

$  625,000            Executive Managements           $  150,000
                      Accounting & Admin. staffs          45,000
                      Programmer/data entry staffs        70,000
                      Marketing staffs                    30,000
                                                       ---------
                                                      $  295,000

$  315,000            Executive Managements           $   60,000
                      Accounting & Admin. staffs          30,000
                      Programmer/data entry staffs        60,000
                      Marketing staffs                         0
                                                       ---------
                                                      $  150,000

The difference in total salaries is due to when the above salaried positions would commence.


Dilution

Assuming completion of the offering, there will be up to 13,750,000 common shares outstanding. The following table illustrates the per common share dilution as of August 31, 2006 that may be experienced by investors at various funding levels.

Funding Level                          $5,000,000        $2,500,000

Offering price                            $0.50            $0.50
Net tangible book
  value per common
  share before offering                  $0.005           $0.005

Increase per common
  share attributable to
  investors                                .357             .280
                                          ------          ------
Pro forma net tangible
  book value per
  common share after
  offering                                $ .362           $ .285
                                          ------           ------
Dilution to investors                     $ .138           $ .215
Dilution as a
  percentage of
  offering price                            27.6%           43.0%

Funding Level                          $1,250,000        $ 625,000   $ 315,000
Offering price                            $.50            $.50          $.50
Net tangible book
  value per common
  share before offering                   $.005           $.005        $.005
Increase per common
  share attributable to
  investors                                .195            .120         .068
                                         ------          ------       ------
Pro forma net tangible
  book value per
  common share after
  offering                                $.20            $.125        $.073
                                        ------           ------       ------
Dilution to investors                     $.30            $.375         .427
Dilution as a
  percentage of
  offering price                          60.0%            75.0%        85.4%

Based on 3,750,000 shares outstanding as of August 31, 2006 and tangible net assets of $17,983 utilizing unaudited August 31, 2006 financial statements.

The officers, directors, promoters and affiliated persons paid $.013333 per common share in comparison to the offering price of $.50 per common share.

Further Dilution

In the future, Globalink may issue equity and debt securities. Any sales of additional common shares may have a depressive effect upon the market price of Globalink's common shares and investors in this offering.


Dividend Policy

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.


Determination of Offering Price

The offering price of the common shares was arbitrarily determined by Globalink without any consideration of the actual value of our company, the amount of funds we will need to properly capitalize our business efforts, recent issuances of our shares, such as for cash and services, or what the market might pay for our stock.

In prior issuances, the officers, directors, promoters and affiliated persons paid $.013333 per common share in cash and services and received 75 common shares for each $1.00 paid in to Globalink in cash or services.

Since these initial issuances, Globalink, no material changes in the business have occurred. To date, Globalink has been conducting the administrative operations necessary to conduct this offering and to develop the web site.


Management's Discussion and Analysis of
Financial Condition and Results of Operations

Trends and Uncertainties. We are a development stage company. Our auditors have raised substantial doubt as to our ability to continue as a going concern. We have experienced a significant loss from operations from inception aggregating $(32,017) and have limited working capital and stockholders equity of $17,983 at August 31, 2006. In addition, we have no significant revenue generating operations.

Our ability to continue as a going concern is contingent upon our ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which we operate.

We are pursuing financing for our operations and seeking additional investments and we will need a minimum of $315,000 over the next twelve months to continue operations. In addition, we are seeking to expand our revenue base by adding new customers and increasing our marketing and advertising. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in Globalink depleting our available funds and not being able to pay our obligations.

There are several known trends that are reasonably likely to have a material effect on our net sales or revenues alongside our income from continuing operations and profitability.

We expect to experience significant fluctuations in our future operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include but are not limited to:
   - Our ability to develop and complete the hotel booking website.
   - Our ability to attract customer to use our web site and maintain user satisfaction;
   - Our ability to attract hotel suppliers to post their hotel rooms in our web site.
   - Our ability to maintain our projected 10% commission profit from the hotel suppliers.
   - Our ability to hire and train qualified personnel.
   - Our ability to resolve any technical difficulties and system downtime or Internet disconnection.
- Governmental regulations on use of Internet as a tool to conduct business transaction.
- Change of customer?s acceptance to use Internet to book hotel rooms.

We may also incur losses for the foreseeable future due to costs and expenses related to:
- The implementation of our hotel booking web site business model;
- Marketing and other promotional activities;
- Competition
- The continued development of our website;
- High cost to maintain the hotel booking web site, and
- Hiring and training new staff for customer services.

We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. In addition, our operating results are dependent to a large degree upon factors outside of our control. There are no assurances that we will be successful in addressing these risks, and failure to do so may adversely affect our business.

Capital and Source of Liquidity.

All of Globalink?s operating capital has either been advanced by current shareholders or from proceeds for the issuance on common shares.

For the period from inception February 3, 2006 to August 31, 2006, Globalink received advances from shareholders of $6,816 and proceeds from the sale of common shares of $35,000. As a result, Globalink had net cash from financial activities of $41,816 for the period from inception February 3, 2006 to February 28, 2006.

For the period from inception February 3, 2006 to February 28, 2006, Globalink received advances from shareholders of $4,282 and proceeds from the sale of common shares for $50,000. As a result, Globalink had net cash from financial activities of $54,282 for the period from inception February 3, 2006 to February 28, 2006.

For the periods from inception February 3, 2006 to August 31, 2006 and from inception February 3, 2006 to February 28, 2006, Globalink did not pursue any investing activities.

Results of Operations

For the period from inception to August 31, 2006, Globalink did not receive any revenues. The net loss for the period was $32,017. The expenses of $32,056 consisted of basic operating expenses spent to set up business operations and the administrative, legal and accounting expenses necessary to proceed with this registration statement.

For the period from inception February 3, 2006 to February 28, 2006, Globalink did not receive any revenues. The net loss for the period was $25,363. The expenses of $25,366 consisted of basic operating expenses spent to set up business operations and the administrative, legal and accounting expenses necessary to proceed with this registration statement.

We are currently working on the hotel booking website. The initial structure and preliminary functions are done. More work will be required before the site can be used and tested. Actual hotel listings will need to be incorporated.

Plan of Operation. Globalink has experienced a loss from operations during its development stage as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the period from inception to February 28, 2006, Globalink incurred a net loss of $(25,363). In addition, Globalink has no significant assets or revenue generating operations.

We only have sufficient cash on hand to meet funding requirements for the next three to six months. We do not have sufficient cash on hand to meet funding requirements for the next twelve months. Although we eventually intend to primarily fund general operations with revenues received from the sale of common shares, we do not expect to receive any revenues sufficient to cover our monthly expenses in the near future. If the offering is not successful, we will have to seek alternative funding through additional advances, debt or equity financing in the next twelve months that could result in increased dilution to the shareholders. No specific terms of possible equity or debt financing have been determined or pursued.

For the time being, the directors of Globalink will continue to financially support Globalink, if necessary, through the SEC registration process. However, there have not been any written commitments that the directors will continue to support the company through this stage.

Management is of the opinion that the following milestones will need to be met in order to successfully develop our web site and the generation of revenues.

Milestone                            Steps                         Timeline

Complete website            purchase and putting in place           6 months
                          necessary electronic infrastructure
                          to support website

                            developing software and programs
                          operate website and referral database

                          testing and fine tuning functionality
                            ob website

Market website             pursue aggressive brand awareness        3 months
                            Through advertising                 after completion
                                                                   of website

Develop relationship       approach and work with hotel            6-9 months
With hotel suppliers       suppliers to give input on
                           design to facilitate suppliers
                           entry of pricing, availability
                           and description information directly
                           into our marketplace

Other than the second milestone, no one milestone needs to be complete to pursue any other milestone.

In order to successfully implement our business plan, we need to first sign up at least few hotel suppliers to use our hotel booking website after the completion of site. Our directors and officers have contacted a few hotel suppliers locally to solicit their interests in using our hotel booking web site. Based on their meetings and discussions with these travel suppliers, we believe that some of them will use our website.

We plan to place the underlying infrastructure and functionality to our websites. The stability of the backbone of the website is important to prevent and minimize the down-time of the web site. Any down-time may cause us to loss the customers and the confidence of the hotel suppliers. It will substantially affect the company and may impair our operation. We will also establish a reliable system to verify the transaction order, providing a comfortable place for the customers and the hotel suppliers to use.

- - -

Management

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at three (3) pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors and executive officers are as follows:

NAME                                AGE      POSITIONS HELD          SINCE

Robin Young                          66      President/Director   Inception to
                                                                    Present

Ben Choi                             54      Treasurer/Director   Inception to
                                                                    Present

Daniel Lo                            43      Secretary/Director   Inception to
                                                                    Present

Business Experience of Officers and Directors

Robin Young, President & Director, has been the principal of Young Engineering Corporation, an engineering consultant firm for the building industry since 1975. He has also been the president of Landtek Properties Ltd., a development company since 1994 and Coreng Construction Corporation, a company providing project and construction management as well as general contracting from 1976 to 1990. Mr. Young was listed in the ?Who?s Who in British Columbia? and ?International Who?s Who of Professionals?. Mr. Young received a bachelor of applied science degree in civil engineering from the University of British Columbia in 1963. He conducted his post-graduate studies both at McGill University and at Concordia University and received his master?s degree in civil and structural engineering in 1970 from Concordia University.

Ben Choi, Treasurer & Director is a software development consultant. From 2001 to present, Mr. Choi has been project manager of NewViews Health Care Consultants Ltd, a company which develops health care software programs. He has also been the project leader of developing Pharmacy Claims Adjudicate Software, a Health Canada, Non-Insurance Health Benefit Pilot project & Medical Transportation Software for Alberta Regional Health Department. Mr. Choi has extensive consulting experiences in the technology fields including network services, hardware & software sales and implementation. Mr. Choi received a Bachelor of Science degree from the University of Winnipeg in 1976. In 1988, he took courses in computer programming and data processing at the University of Alberta.

Daniel Lo, Secretary & Director has been the president of LCF Advanced Technology Ltd which is a leading computer hardware solution company in Western Canada since 1996. LCF is an Intel Premier Partner and Microsoft Certified partner. In 1998, Mr. Lo led LCF to become an ISO 2002 company and upgraded the company into the new ISO 2001:2000 standard in 2003. The ISO 2001:2000 standard is an international quality management system which ensures consistency and improvement of working practices, including the products and services product. In 1986, Mr. Lo received his business administration degree in finance from Simon Fraser University, BC.

Executive Compensation

Since inception in February 2006, we have issued 375,000 shares of the company securities to each of the president, secretary and treasurer as compensation for their services performed to and on behalf of the company. No executive compensation in cash has been made. We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives. We have not entered into any employment agreements with our officers, however, we estimate that the executive officers will be paid an annual salary of $84,000 each.

   Option/SAR Grants in the Last Fiscal Year. There have not been any options /SAR grants made by Globalink since inception.

   Directors Compensation. We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of August 31, 2006, the number and percentage of outstanding shares of Globalink common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name of Beneficial Owners      Common Stock                     Percentage(1)
                               Beneficially Owned    Before offering     After offering
Robin Young                       750,000                  20%             5.45%
426 Main Street
Suite #202
Vancouver, B.C. V6A 2T4

Ben Choi                          750,000                  20%             5.45%
426 Main Street
Suite #202
Vancouver, B.C. V6A 2T4

Daniel Lo                         750,000                  20%             5.45%
333 - 13988 Cambie Road
Richmond, B.C. Canada V6V 2K4

Directors and Officers,
   as a group(3 persons)         2,250,000                  60%             16.36%

Barry Phillips 	                   750,000                  20%             5.45%
7903 - 93a Ave.
Edmonton, Alberta T6C 1V2

Petula Wong                       750,000                  20%             5.45%
Rm C 12/F 55 Tong Mi Road
Kowloon, Hong Kong

(1) Based upon 3,750,000 issued and outstanding as of August 31, 2006 and 13,750,000 common shares assuming successful completion of the offering.

All the above-named officers and directors would be deemed to be promoters of Globalink.


Certain Relationships and Related Transactions

Shareholder Advanced. Advances from shareholders are for the reimbursement of expenses incurred on behalf of Globalink by Robin Young and Ben Choi, officers and directors of Globalink and they bear no interest.

Officers and directors of Globalink received 1,125,000 common shares (375,000 common shares each) for services rendered valued at $15,000 and 2,625,000 common shares (375,000 common shares each) for cash of $35,000.

Description of Capital Stock

Common Shares. Globalink's articles of incorporation authorize it to issue up to 100,000,000 common shares and no preferred shares, $0.001 par value per common and preferred share.

Liquidation Rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Globalink legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. Globalink has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Globalink. Accordingly, future dividends, if any, will depend upon, among other considerations, Globalink's need for working capital and its financial conditions at the time.

Voting Rights. Holders of common shares of Globalink are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights. Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent.  Globalink currently acts as its own transfer agent.


Shares Eligible For Future Sale

Upon the date of this prospectus, there are 3,750,000 shares of our common stock outstanding, 1,250,000 of which are being registered on behalf of selling shareholders. In the future, common shares may be issued in private business transactions and a public offering. 2,500,000 of these common shares and any additional common shares issued in private business transactions will be "restricted securities" and may be sold in the United States in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of Globalink's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Globalink under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


Plan of Distribution

This prospectus relates to the sale of 10,000,000 common shares and 1,250,000 common shares being registered on behalf of selling security holders.

There is currently no market for our shares. We cannot give any assurance that the common shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.

We will sell the common shares ourselves and do not plan to use underwriters. We will be selling our shares using our best efforts and no one has agreed to buy any of our shares. Selected broker-dealers may sell our common shares and will receive standard industry commissions.

There is no minimum amount of shares we must sell so none of the money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by all of the officers and directors of Globalink. They will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the units.
No sales commission will be paid for common shares sold by the officers and directors. The officers and directors are not subject to a statutory disqualification and are not associated persons of a broker or dealer. Additionally, the officers and directors primarily perform substantial duties on behalf of Globalink otherwise than in connection with transactions in securities. The officers and directors have not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The primary offering shall terminate on or before December 31, 2007. In our sole discretion, we may terminate the primary offering before all of the common shares are sold. The secondary offering by selling shareholders shall commence upon termination of the primary offering.

Our common shares are not traded on the NASD over-the-counter bulletin board or on the "pink sheets". After completion of the primary offering, the selling security holders may sell their common shares in one or more transactions. These may include "block" transactions in the over-the-counter market, in negotiated transactions or in a combination of such methods of sales. The selling security holders must sell at a fixed price of $.50 until our shares are quoted on the OTC Bulletin Board. Thereafter, the selling security holders may sell at prevailing prices or privately negotiated prices.

Upon completion of the primary offering, we intend to engage a market-maker to apply for our securities to be quoted on the OTC Bulletin Board. The process may take several months and we have not yet engaged a market-maker to apply for quotation on the OTC Bulletin Board on our behalf. A quotation on the OTC Bulletin Board may have a positive affect on the liquidity of your Globalink common shares.

The selling security holders may effect such transactions by selling the common shares directly to purchasers, or may sell to or through agents, dealers or underwriters designated from time to time, and such agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchaser(s) of the common shares for whom they may act as agent.

The selling security holders may sell their shares in privately negotiated transactions by means of Rule 144 or other available exemption. Under Rule 144, a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of Globalink's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Globalink under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.

The selling security holder and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares might be deemed to be underwriting discounts or commissions under the Securities Act.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section
5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling stockholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding.

Globalink is not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered shares of common stock of Globalink to their respective outstanding shareholders or partners.

Globalink is not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use such registered shares to satisfy contractual obligations.

Globalink will receive no portion of the proceeds from the sale of the common shares by the selling security holder and will bear all of the costs relating to the registration of this offering, other than any fees and expenses of counsel for the selling security holder. Any commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be borne by the selling security holder.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Market for Common Stock and
Related Stockholder Matters

Our common stock is not traded over the counter

Holders. As of August 31, 2006, the approximate number of shareholders of common stock of Globalink was five.

Dividends. We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


Experts

The financial statements of Globalink appearing in this registration statement have been audited by Thomas Harris, CPA, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


Legal Proceedings

There are no legal proceedings, pending or threatened, against Globalink or its officers or directors in their capacity with Globalink at this time.


Legal Matters

The validity of the common shares being offered hereby is being passed upon by Jody M. Walker, Attorney At Law. Ms. Walker will not receive a direct or indirect interest in Globalink and has never been a promoter, underwriter, voting trustee, director, officer or employee of Globalink. Nor does Ms. Walker have any contingent based agreement with us or any other interest in or connection to us.

Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Globalink, Ltd.
426 Main St., Suite 202
Vancouver, B.C. V6A 2T4
604-828 8822(Tel)


Attention: Robin Young, Chief Financial Officer

Our fiscal year ends on December 31. After the effective date of this registration statement, we intend to become a reporting company and file annual, quarterly and current reports with the SEC. At that time, you may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

FINANCIAL STATEMENTS

The following financial statements required by Item 310 of Regulation S-B are furnished below:


                                                              Page

    Registered Auditor?s Report                                35

    Balance Sheet                                              36

    Statements of Earnings and Deficit                         37

    Statement of Shareholders? Equity                          38

    Statements of Cash Flows                                   39

    Notes to Financial Statements                              40

                             GLOBALINK, LTD.
                      (A Development Stage Company)
                              BALANCE SHEET
                             AUGUST 31, 2006
                       (Expressed in U.S. Dollars)

                                ASSETS

CURRENT ASSETS:
  Cash                                                     $   24,799
  Accounts Receivable, Shareholders                                 -
                                                           ----------
    TOTAL CURRENT ASSETS                                   $   24,799
                                                           ----------

FIXED ASSETS:
  Office Equipment                                                  -
  Accumulated Depreciation                                          -
                                                           ----------
    NET                                                             -
                                                           ----------

TOTAL ASSETS                                                   24,799
                                                           ==========

LIABILITIES & STOCKHOLDERS? EQUITY

CURRENT LIABILITIES:
  Accounts Payable                                                  -
                                                           ----------
    TOTAL CURRENT LIABILITIES                                       -
                                                           ----------

OTHER LIABILITIES:
  Advances from Shareholders                                    6,816
                                                           ----------
    TOTAL OTHER LIABILITIES                                     6,816
                                                           ----------

STOCKHOLDERS? EQUITY:
  Common Stock,  $.013333 par value 10,000,000 shares
   authorized and 3,750,000 shares issued and outstanding      50,000
  Deficit accumulated during the development stage            (32,017)
                                                           ----------

TOTAL STOCKHOLDERS? EQUITY                                     17,983
                                                           ----------
TOTAL LIABILITIES & STOCKHOLDERS? EQUITY                       24,799
                                                           ==========





See accompanying notes and accountants? report.

                              GLOBALINK, LTD.
                       (A Development Stage Company)
                     Statement of Earnings and Deficit
  For The Period From Inception February 3, 2006 to August 31, 2006
               And Accumulated During the Development Stage
                       (Expressed in U.S. Dollars)

                                                          Accumulated
                                                           During the
                                                          Development
                                                 2006        Stage
                                              ----------   ----------
Revenue
  Sales                                       $        -   $        -
  Other income                                         -            -
  Interest income                                     39           39
                                              ----------   ----------
                                                      39           39
Cost of Goods Sold                                     -            -
                                              ----------   ----------
Gross Margin                                           -            -
                                              ----------   ----------

Expenses
  Accounting and legal fees                   $    8,522   $    8,522
  Advertising                                        585          585
  Amortization                                         -            -
  Bad debts                                            -            -
  Computers and accessories                        1,339        1,339
  Consulting fees                                      -            -
  Foreign exchange (gain) loss                         -            -
  Management and directors? fees                  15,000       15,000
  Meals and Entertainment                            411          411
  Office and general                                 225          225
  Promotion                                            -            -
  Property Acquisition Costs                           -            -
  Rent and Hydro                                   4,294        4,294
  Telephone and internet                             354          354
  Travel                                             667          667
  SEC Fees                                           662          662
                                              ----------   ----------
                                              $   32,056   $   32,056
                                              ----------   ----------
Loss for the Period                           $  (32,017)  $  (32,017)
Deficit at the Beginning of period                     -            -
                                              ----------   ----------
Deficit at the End of Period                  $  (32,017)  $  (32,017)
                                              ==========   ==========
Basic and Diluted Loss per Share              $  (.00854)  $  (.00854)
                                              ==========   ==========
Weighted Number of Common Shares               3,750,500    3,750,500
                                              ==========   ==========

See accompanying notes and accountants? report.

                             GLOBALINK, LTD.
                      (A Development Stage Company)
                  Statement of Stockholders? Deficiency
  For The Period From Inception February 3, 2006 to August 31, 2006
               And Accumulated During the Development Stage
                       (Expressed in U.S. Dollars)

                                                              Deficit
                                                           Accumulated      Total
                                                            During the     Stock-
                                    Number                 Development    holders?
                                   Of shares     Amount        Stage       Equity
                                  ----------   ----------   ----------   ----------
Balance at February 3, 2006                -   $        -   $        -   $        -

Shares issued for services at
 $.013333                          1,125,000       15,000            -       15,000
Shares issued for cash at
 $.013333                          2,625,000       35,000            -       35,000
Net loss for the period                    -            -      (32,017)     (32,017)
                                  ----------   ----------   ----------   ----------

Balance at August 31,  2006        3,750,500   $   50,000   $  (32,017)  $   17,983
                                  ==========   ==========   ==========   ==========





See accompanying notes and accountants? report.

                             GLOBALINK, LTD.
                      (A Development Stage Company)
                         Statement of Cash Flows
  For The Period From Inception February 3, 2006 to AUGUST 31, 2006
               And Accumulated During the Development Stage
                       (Expressed in U.S. Dollars)

                                                          Accumulated
                                                           During the
                                                          Development
                                                 2006         Stage
                                              ----------   ----------
Cash Flows from Operating Activities
  Loss for the period                         $  (32,017)  $  (32,017)
    Directors? services paid in shares            15,000       15,000
  Net changes in working capital balances
    Accounts Receivable                                -            -
                                              ----------   ----------
    Cash flows used in operating activities      (17,017)     (17,017)
                                              ----------   ----------

Cash Flows from Financing Activities
  Advances from shareholders                       6,816        6,816
  Share capital issued                            35,000       35,000
                                              ----------   ----------
    Cash flows from financing activities          41,816       41,816
                                              ----------   ----------

Cash Flows from Investing Activities
  Acquisition of capital assets and good will          -            -
                                              ----------   ----------
    Cash flows from (used in) investing
     Activities                                        -            -
                                              ----------   ----------
Net (Decrease) Increase in Cash and cash
 Equivalents                                      24,799       24,799
Cash and Cash Equivalents at
 Beginning of Period                                   -            -
                                              ----------   ----------
Cash and Cash Equivalents atEnd of Period     $   24,799   $   24,799
                                              ==========   ==========
Represented by:
  Cash                                        $   24,799   $   24,799
                                              ==========   ==========





See accompanying notes and accountants? report.

                             GLOBALINK LTD.
                      (A Development Stage Company)
                     Notes to Financial Statements
      Period From Inception February 3, 2006 to August 31, 2006
                       (Expressed in U.S. Dollars)

1.  Nature of Operations

GLOBALINK LTD. was incorporated in the State of Nevada on February 3, 2006. GLOBALINK LTD. intends to develop an internet travel site. The company is in the process of obtaining the additional funding necessary to establish the site.


2.   Going Concern

The financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States of America that are applicable to a going concern, meaning that the company will be able to discharge its liabilities in the normal course of operations.

The company has sustained significant an operating loss of $29,233 and has not attained any profitable operations. These factors together raise substantial doubt about the company?s ability to continue as a going concern.

The company?s ability to discharge its liabilities is dependent upon the continued support of its shareholders and its ability to generate funds through share issuances.


3.  Accounting Policies

The financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States of America and reflect the following policies:

  a)  Translation of foreign currencies
Monetary assets and liabilities in foreign currencies are translated into United States dollars at the prevailing year-end exchange rates. Revenue and expense items are translated at the average rates in effect during the month of transaction. Resulting exchange gains and losses on transactions are included in the determination of earnings for the year.

  b)  Financial instruments
The company?s financial instruments consist of accounts receivable, accounts payable, directors? fees payable and advances from shareholders. It is management?s opinion that the company is not exposed to significant interest rate risk arising from these financial instruments and that their carrying values approximate their fair values.

  c)  Accounts Receivable, Shareholders
The balance of $-0- due from shareholders for the purchase of the Company?s Common stock. Management has made no allowance for doubtful accounts because they anticipate no chance of loss on these accounts. The balance was $26,103 was paid during the period.

  d)  Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the year reported. Actual results could differ from those estimates.

  e)  Stock-based compensation
FAS 123(R), Accounting for Stock-based compensation requires companies to record compensation cost for stock-based employee compensation to be measured at the grant date, and not subsequently revised. The company has chosen to continue to account for stock-based compensation using the provisions of FAS 123(R).

  f)  Income taxes
The company utilizes the asset and liability method for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The company provides a valuation allowance on net deferred tax assets when it is more likely than not that such assets will be realized. Currently it is not expected to gain any benefit in future years for tax losses from current and prior years.

  g)  Impairment of long-lived assets
In accordance with the Statement of Financial Standards No. 12, the company reviews certain long-lived assets held by it for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The company does not believe that any of its long-lived assets currently should have their carrying amounts reduced in accordance with this policy.

  h)  Basic and diluted loss per share
Basic loss per common share is based upon the net loss for the year divided by the weighted average number of common shares outstanding during the year. Diluted loss per common share adjusts for the effect of stock options only in the periods presented in which such effect would have been dilutive. Such effect was not dilutive in any of the years presented.

4.  Advances from Shareholders

Advances from shareholders are for the reimbursement of expenses incurred on behalf of the company by the three principal shareholders and they bear no interest.

5.  Capital Stock

Authorized
  100,000,000 Common shares without par value
Issued

                                    Number       Price
                                  Of shares    per share     Amount
                                 ----------   ----------   ----------
Balance at February 3, 2006               -   $        -   $        -

Issued for
  - cash                          2,625,000     0.013333       35,000
  - services                      1,125,000     0.013333       15,000
                                 ----------                ----------
                                  3,750,000                    50,000
                                 ----------                ----------
Balance at August 31, 2006        3,750,000                    50,000
                                 ==========                ==========

THOMAS J HARRIS CPA
CERTIFIED PUBLIC ACCOUNTANT
3901 STONE WAY N #202
SEATTLE, WA 98103
206-547-6050


REGISTERED AUDITOR?S REPORT

To the Shareholders and Board of Directors of GLOBALINK LTD.

We have audited the balance sheets of GLOBALINK LTD. (A Development Stage Company), as at February 28, 2006 and the related statements of net income (deficit), retained earnings (deficit), shareholders? equity and cash flows for the period from inception (February 28, 2006) to February 28, 2006. These financial statements are the responsibility of the company?s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GLOBALINK, LTD., a development stage company, as of February 28, 2006 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2, the company?s significant operating losses, working capital deficiency and need for new capital raise substantial doubt about its ability to continue as a going concern without the continued support of its shareholders, and its ability to generate funds through share issuances. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Thomas J. Harris, CPA
Certified Public Accountant
Seattle, Washington, USA
February 24, 2006

                             GLOBALINK LTD.
                     (A Development Stage Company)
                             Balance Sheets
                           February 28, 2006
                      (Expressed in U.S. Dollars)

                                ASSETS
CURRENT ASSETS
  Cash                                                     $    2,816
  Accounts receivable, shareholders                            26,103
                                                           ----------
      TOTAL CURRENT ASSETS                                     28,919

FIXED ASSETS:
  Office Equipment                                                 -0-
  Accumulated Depreciation                                         -0-
                                                           ----------
TOTAL ASSETS                                               $   28,919
                                                           ==========


                  LIABILITIES and SHAREHOLDERS? EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $       -0-
                                                           ----------
       TOTAL CURRENT LIABILITIES                                   -0-

OTHER LIABILITIES:
  Advances from Shareholders                                    4,282
                                                           ----------

       TOTAL OTHER LIABILITIES                                  4,282
                                                           ----------

STOCKHOLDERS? EQUITY:
  Common Stock, $.0133 par value
  10,000,000 shares authorized and
  3,750,000 shares issued and outstanding                      50,000
  Deficit accumulated during the development stage            (25,363)
                                                           ----------
       TOTAL STOCKHOLDERS? EQUITY                              24,637
                                                           ----------

TOTAL LIABILITIES & STOCKHOLDERS? EQUITY                   $   28,919
                                                           ==========

See accompanying notes and accountants? report

                             GLOBALINK LTD.
                     (A Development Stage Company)
                 Statements of Earnings and Deficit
   For the Period From Inception February 3, 2006 to February 28, 2006
             And Accumulated During the Development Stage
                      (Expressed in U.S. Dollars)

                                                           Accumulated
                                                           During the
                                                           Development
                                                 2006         Stage
                                              ----------   ----------
Revenue
  Sales                                       $      -0-   $      -0-
  Other income                                       -0-          -0-
  Interest income                                    -0-          -0-
                                              ----------   ----------
                                                     -0-          -0-
Cost of Goods Sold                                   -0-          -0-
                                              ----------   ----------
Gross Margin                                         -0-          -0-
                                              ----------   ----------

Expenses
  Accounting and legal fees                        5,500        5,500
  Advertising                                        585          585
  Amortization                                         -            -
  Bad debts                                            -            -
  Computers and accessories                        1,339        1,339
  Consulting fees                                      -            -
  Foreign exchange (gain) loss                         -            -
  Management and directors? fees                  15,000       15,000
  Meals and Entertainment                            411          411
  Office and general                                   -            -
  Promotion                                            -            -
  Property Acquisition Costs                           -            -
  Rent and Hydro                                   1,510        1,510
  Telephone and internet                             354          354
  Travel                                             667          667
  Extraordinary Expenses (SEC)                         -            -
                                              ----------   ----------
                                                  25,366       25,366
                                              ----------   ----------
Loss for the Period                              (25,366)     (25,366)

Deficit at the Beginning of Period                   -0-          -0-
                                              ----------   ----------
Deficit at the End of Period                  $  (25,363)  $  (25,363)
                                              ==========   ==========
Basic and Diluted Loss per Share              $  (.00676)  $  (.00676)
                                              ==========   ==========
Weighted Number of Common Shares               3,750,500    3,750,500
                                              ==========   ==========

See accompanying notes and accountants? report.

                             GLOBALINK LTD.
                     (A Development Stage Company)
                   Statements of Stockholders? Equity
    For The Period From Inception February 3, 2006 to February 28, 2006
             And Accumulated During the Development Stage
                      (Expressed in U.S. Dollars)

                                                                Deficit
                                                             Accumulated      Total
                                                              During the     Stock-
                                      Number                 Development    holders?
                                     Of Shares     Amount        Stage     Deficiency
                                    ----------   ----------   ----------   ----------
Balance at February 3, 2006                -0-   $      -0-   $      -0-   $      -0-

Shares issued for services           1,125,500       15,000            -       15,000
Shares issued for cash               2,625,000       35,000            -       35,000
Net loss for the period                    -0-          -0-      (25,363)     (25,363)
                                    ----------   ----------   ----------   ----------
Balance at February 28, 2006         3,750,500   $   50,000   $  (25,363)      24,637
                                    ==========   ==========   ==========   ==========

See accompanying notes and accountants? report.

                             GLOBALINK LTD.
                    (A Development Stage Company)
                        Statements of Cash Flows
      Period From Inception February 3, 2006 to February 28, 2006
             And Accumulated During the Development Stage
                      (Expressed in U.S. Dollars)

                                                           Accumulated
                                                           During the
                                                           Development
                                                 2006         Stage
                                              ----------   ----------
Cash Flows from Operating Activities
  Loss for the period                         $  (25,363)  $  (25,363
    Director?s services paid in shares            15,000       15,000
  Net changes in working capital balances
    Accounts Receivable                          (26,103)     (26,103)
                                              ----------   ----------
  Cash flows used in operating activities        (36,466)     (36,466)

Cash Flows from Financing Activities
  Advances from shareholders                       4,282        4,282
  Share capital issued                            35,000       35,000
                                              ----------   ----------
  Cash flows from financing activities            39,282       39,282
                                              ----------   ----------

Cash Flows from Investing Activities
  Acquisition of capital assets
    And good will                                    -0-          -0-
                                              ----------   ----------
  Cash flows from (used in) investing
    activities                                       -0-          -0-
                                              ----------   ----------

Net (Decrease) Increase in Cash and
 Cash Equivalents                                  2,816        2,816

Cash and Cash Equivalents at
 Beginning of Year                                   -0-          -0-
                                              ----------   ----------
Cash and Cash Equivalents at End of Year      $    2,816   $    2,816
                                              ==========   ==========

Represented by:
  Cash                                        $    2,816   $    2,816
                                              ==========   ==========

See accompanying notes and accountants? report

                             GLOBALINK LTD.
                     (A Development Stage Company)
                     Notes to Financial Statements
      Period From Inception February 3, 2006 to February 28, 2006
                      (Expressed in U.S. Dollars)


1.  Nature of Operations

GLOBALINK LTD. was incorporated in the State of Nevada on February 3, 2006. GLOBALINK LTD. intends to develop an internet travel site. The company is in the process of obtaining the additional funding necessary to establish the site.


2.  Going Concern

The financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States of America that are applicable to a going concern, meaning that the company will be able to discharge its liabilities in the normal course of operations.

The company has sustained significant an operating loss of $25,363 and has not attained any profitable operations. These factors together raise substantial doubt about the company?s ability to continue as a going concern.

The company?s ability to discharge its liabilities is dependent upon the continued support of its shareholders and its ability to generate funds through share issuances.


3.  Accounting Policies

The financial statements have been prepared in accordance with generally accepted accounting principles accepted in the United States of America and reflect the following policies:

  a)  Translation of foreign currencies
Monetary assets and liabilities in foreign currencies are translated into United States dollars at the prevailing year-end exchange rates. Revenue and expense items are translated at the average rates in effect during the month of transaction. Resulting exchange gains and losses on transactions are included in the determination of earnings for the year.

  b)  Financial instruments
The company?s financial instruments consist of accounts receivable, accounts payable, directors? fees payable and advances from shareholders. It is management?s opinion that the company is not exposed to significant interest rate risk arising from these financial instruments and that their carrying values approximate their fair values.

  c)  Accounts Receivable, Shareholders
The balance of $26,103 is due from shareholders for the purchase of the company?s common stock. Management has made no allowance for doubtful accounts because they anticipate no chance of loss on these accounts.

  d)  Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles accepted in the United States of America requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses for the year reported. Actual results could differ from those estimates.

  e)  Stock-based compensation
FAS 123, Accounting for Stock-based compensation required companies to record compensation cost of stock-based employee compensation to be measured at the grant date, and not subsequently revised. The company has chosen to continue to account for stock-based compensation using the provisions of FAS 123

  f)  Income taxes
The company utilizes the asset and liability method for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The company provides a valuation allowance on net deferred tax assets when it is more likely than not that such assets will be realized. Currently it is not expected to gain any benefit in future years for tax losses from current and prior years.

  g)  Impairment of long-lived assets
In accordance with the Statement of Financial Standards No. 12, the company reviews certain long-lived assets held by it for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The company does not believe that any of its long-lived assets currently should have their carrying amounts reduced in accordance with this policy.

  h)  Basic and diluted loss per share
Basic loss per common share is based upon the net loss for the year divided by the weighted average number of common shares outstanding during the year. Diluted loss per common share adjusts for the effect of stock options only in the periods presented in which such effect would have been dilutive. Such effect was not dilutive in any of the years presented.

5.  Advances from Shareholders

Advances from shareholders are for the reimbursement of expenses incurred on behalf of the company by the three principal shareholders and they bear no interest.

6.  Capital Stock

Authorized - 100,000,000 Common shares without par value

  Issued
                                   Number        Price
                                  Of shares    per share     Amount
                                 ----------   ----------   ----------
Balance at February 3, 2006               -   $        -   $        -
                                 ----------   ----------   ----------

  Issued for
    - cash                        2,625,000      0.13333       35,000
    - services                    1,125,000      0.13333       15,000
                                 ----------   ----------   ----------
                                  3,750,000            -       50,000
                                 ----------   ----------   ----------
Balance at February 28, 2006      3,750,000            -       50,000
                                 ----------   ----------   ----------

Prospectus

GLOBALINK, LTD.


$5,000,000
10,000,000 common shares
plus
1,250,000 common shares on behalf of selling security holders

October 15, 2006


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON STOCK.

Until __________, all dealers and selling stockholders that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.


SEC Registration Fee. . . . . .    $  588.50
Printing and Engraving Expenses       500.00
Legal Fees and Expenses . . . .    11,000.00
Accounting Fees and Expenses. .     1,250.00
Miscellaneous . . . . . . . . .     1,000.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $14,338.50
                                  ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold since inception, without registration under the Securities Act.

The three officers and directors of Globalink received 1,125,000 common shares (375,000 common shares each) for services rendered valued at $15,000 and 2,625,000 common shares (525,000 common shares each) for cash of $35,000.

No other securities have been sold to any other investors.

The above issuances of common stock were made in a non-public offering to sophisticated investors under Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
(a)     Exhibits
3.i      Articles of Incorporation incorporated by reference to
Form SB-2, #333-133961 filed May 10, 2006
3.ii     By-Laws incorporated by reference to Form SB-2, #333-
133961 filed May 10, 2006
4.i      Form of Specimen of common stock incorporated by
reference to Form SB-2, #333-133961 filed May 10, 2006
5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq. incorporated by reference to Form SB-2, #333-133961 filed May 10, 2006
23.1     Consent of Independent Registered Accounting Firm,
Thomas Harris, CPA

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, province of British Columbia on the 15th day of October, 2006.

Globalink, Ltd.

/s/Robin Young
------------------------------
By: Robin Young, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Globalink, Inc.
(Registrant)
By: /s/Robin Young                      Dated: October 15, 2006
    ----------------------
    Robin Young

Director, Chief Executive Officer
(As a duly authorized officer on behalf of the Registrant and as Principal Executive Officer)

By: /s/Ben Choi                        Dated: October 15, 2006
    ----------------------
    Ben Choi
Chief Financial Officer, Controller and Director


By: /s/Daniel Lo                        Dated: October 15, 2006
    ----------------------
    Daniel Lo
    Director

1